Exhibit 99.2

2 0 2 1 Q 1
SHAREHOLDER LET TER

2021 Q1 SHAREHOLDER LETTER 2

TABLE OF CONTENTS

1Q21 HIGHLIGHTS 3

LETTER FROM ROBERT 4

INVESTMENT OVERVIEW 5

FINANCIAL UPDATE 7

OPERATIONAL UPDATE 10

PLATFORM UPDATE 13

BALANCE SHEET AND CASH FLOW STATEMENT UPDATE 16

GUIDANCE 17

FINANCIAL TABLES 18

2021 Q1 SHAREHOLDER LETTER 3

1Q21 HIGHLIGHTS

9,812 Average Number of Principal Agents	**+20%** Year-Over-Year
40,268 Total Transactions	**+67%** Year-Over-Year
$43.8B Gross Transaction Value[1]	**+75%** Year-Over-Year
$1.1B Revenue	**+80%** Year-Over-Year
$(212)M GAAP Net Loss	**(19.1)%** of Revenue
$(31)M Adjusted EBITDA[2]	**(2.7)%** of Revenue

All figures as of March 31, 2021. | [1] Sum of all closing sale prices for homes transacted by Compass agents, excluding rentals. | [2] See Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses.

2021 Q1 SHAREHOLDER LETTER
LETTER FROM ROBERT REFFKIN
Dear Shareholders:
I started Compass because of my mom, Ruth.
For the majority of my life, my mom channeled her entrepreneurial energy into a career as a real estate agent. I saw the pride she took in helping her clients navigate one of the most important transactions of their lives. I also saw that she was turning a lifetime of relationships into a strong book of business, and as an independent contractor, becoming a true business owner.
Over the years, despite her hard work, I saw my mother struggle to grow her business because she didn’t have the right tools or support. The brokerage model was originally designed to be a one-stop shop for everything an agent needed. But as software transformed every industry, brokerage firms failed to keep up and she had to rely more and more on disjointed, disconnected tools from third parties — a CRM, email newsletters, digital ads, home valuation tools, transaction management software. Each year, while technology was enabling most professionals to accomplish more, her work as a real estate agent was becoming increasingly complex, time-consuming, and difficult.
I vowed to create a company that would do better for agents like my mom. Agents deserve better. Agents, of which there are more than 2 million in the U.S. alone, are small business owners who play a vital role in the real estate transaction, advising their clients on one of the biggest economic decisions most people ever make.
But despite their uniquely strategic position in a $2 trillion industry, agents remain remarkably underserved. There are over 86,000 brokerage firms in the U.S. and the overwhelming majority have neither the technological expertise nor the capital to build the software and services their agents need to thrive.
The traditional brokerage firm model provided agents with support and services in the pre-internet era. In a world increasingly powered by technology, Compass is creating the agent support and services platform of the future. A cloud-native, mobile, AI-powered platform that simplifies the experience for everyone and empowers all agent workflows — prospecting, listing, pricing, marketing, searching, touring, collaborating with buyers and sellers, managing offers and the transaction closing, and more.
Our ambition is to provide agents everything they need to serve their clients, grow their business, and realize their entrepreneurial potential, all in one place. Simple, seamless, and integrated. We are replacing today’s complex, paper-driven home-buying and selling process with an all-digital, end-to-end platform that empowers real estate agents to deliver an exceptional experience to every buyer and seller.
To help us achieve these goals, Compass went public on April 1, 2021, listing on the New York Stock Exchange under the ticker symbol “COMP.” I am so excited to be on this new stage of the journey, and look forward to sharing our results with you today and in the future.

2021 Q1 SHAREHOLDER LETTER
INVESTMENT OVERVIEW
[Graphic Appears Here]
In the first quarter of 2021, we delivered strong revenue, gained market share, enhanced our platform, and made progress on our adjacent services strategy.
Before we provide details on our operating and financial performance, we want to make sure those of you who are less familiar with Compass have a chance to learn more. Here is a quick snapshot about our mission, our business, and the value that we deliver for agents.
At Compass, we envision a world where the experience of selling or buying a home is simple and pleasant for everyone. Agents sit at the center of the real estate transaction but most of the technology investment in the industry to date has focused on displacing agents, not empowering them. The vast majority of spend has gone to consumer-facing search portals, but little has been done to address the inherent inefficiencies of the agent workflow to make agents more productive and, ultimately, increase the velocity of transactions. Despite the fact that the residential real estate industry is $2 trillion in size, the industry has underinvested in technology that can modernize, digitize and streamline an inefficient real estate transaction process.
We see agents as the CEOs of small businesses and we are building a seamless, proprietary platform to enable them to maximize their potential. The Compass platform is an integrated suite of cloud-based software for CRM, marketing, client communications and other critical functionality, all custom-built for the real estate industry. It also uses proprietary data, analytics, AI, and machine learning to deliver high value recommendations and outcomes for Compass agents and their clients.
The Compass platform includes nearly 21,000 total agents, and we generated $3.7B of revenue in 2020. Our U.S. addressable market is $180 billion in size, and increases to $570 billion globally. In 8 short years, we have captured 5.2%1 of the US market and 26% share in our top three MLS markets. By this measure, we are the largest independent brokerage in the US, and we have plenty of room to grow. Compass is building a proprietary, integrated platform, designed for real estate agents, to enable them to grow their business and save them time and money. This value proposition allows us to recruit more agents, help them grow their business and retain them on our platform at industry leading retention rates. The proof points for the success of the platform are:
• The average Compass agent experiences a 19% increase in transaction growth in their first to second year with the company.2
• Homes listed by Compass agents sell quicker with 21% fewer days on market.3
• Agents stay with Compass longer as evidenced by our industry-leading 90%+ principal agent retention over the past three years.4
We operate in 47 markets today, and we see a clear opportunity to continue to grow our share by executing on our proven expansion playbook, both within existing markets and through expansion into new markets. We identify attractive markets for launch,
1 We calculate our market share by dividing our Gross Transaction Value, or the total dollar value of transactions closed by agents on our platform, by two times (to account for the sell-side and buy-side of each transaction) the aggregate dollar value of U.S. existing home sales as reported by NAR. | 2 Represents average growth in number of transactions in year 2. | 3 For Compass agents’ homes, relative to industry peers in our MLS Cities. Source: MLS, 2020. between Jan 2019 and Nov 2020. | 4 Rate from 2018 to 2020.

2021 Q1 SHAREHOLDER LETTER
INVESTMENT
OVERVIEW
utilize our enterprise sales team to recruit agents, and then expand our operations over time. Expansion in existing markets is incredibly cost efficient as we are able to leverage existing infrastructure, personnel and our agent network. We will continue to enter into new markets and expand in existing markets following this playbook. We also use alternative models like Compass Anywhere to provide a more tailored offering for key customer segments in order to accelerate expansion in a cost efficient manner.
Our extensive network of top performing agents and their transactions create a unique opportunity to expand our business beyond the transaction to capture more spend in the real estate ecosystem. Today, we offer services in title & escrow and digital marketing, and plan to provide mortgage and other adjacent services in the future. with the addition of KVS Title, which we acquired in the first quarter, Compass’ closing services portfolio now includes operations in California, Florida, Washington state, Maryland, Virginia, and Washington DC. We believe that adjacent services will be a major growth driver as we continue to expand geographically and expand our portfolio of services. Our adjacent services business allows us to provide a more comprehensive offering to our agents and their clients, while also generating more revenue opportunity for Compass.
We are translating our agent-centric approach into strong and consistent revenue growth with a clear path to profitability. This is reflected in our strong first quarter results, including:
Revenue increased by 80% year-over-year to $1.1 billion in 1Q21, showing Compass’ ability to gain share in a robust housing market
GAAP Net Loss of $212 million includes a one-time non-cash charge of $149 million for stock-based compensation in connection with the Company’s IPO. Excluding this charge, Non-GAAP Net Loss was $64 million1, an improvement of $69 million year-over-year.
- GAAP Net Loss margin of (19.1%), compared to (21.4%) in 1Q20
Adjusted EBITDA of $(31) million, compared to $(102) million in 1Q20
- Adjusted EBITDA represented (2.7%) of revenue in 1Q21, compared to (16.5%) in 1Q20, an improvement of 13.8 percentage points
GAAP Commissions and Other related expense (“C&O”) was $942 million in 1Q21, or 84.6% of revenue, which includes a one-time non-cash charge for stock-based compensation in connection with the Company’s IPO. Non-GAAP C&O, excluding stock-based compensation, was $898 million, or 80.6% of revenue, an improvement of 80 basis points compared to the prior year.
We will continue to invest in the platform, grow our agent base, expand into new geographies, and enter new businesses in the real estate ecosystem to drive our long-term success. As we scale our business through expansion of our agent base and the suite of services that we offer, we believe our investments in the platform will drive our business to profitability. We will continuously augment and improve our platform with new product introductions and with strategic acquisitions like the recently announced Glide Labs, to further spin the flywheel and provide our agents and Compass with the tools for future success.
1 For the three months ended March 31, 2021, Non-GAAP Net Loss of $63.9 million represents Net Loss of $212.4 million adjusted for a one-time acceleration of stock-based compensation expense of $148.5 million in connection with the IPO.

2021 Q1 SHAREHOLDER LETTER
1Q21
FINANCIAL
UPDATE
REVENUE
Revenue increased by 80% year-over-year to $1.1 billion in 1Q21, and showed Compass agents’ ability to gain share in a robust housing market. Revenue growth was driven by growth in Average Principal Agents, Transactions per Average Principal Agent, expansion to new markets and a modest increase in Average Transaction Value. In 1Q21, we saw notable strength in the markets of Florida, California, and the New York region, particularly New York City, relative to the performance in 1Q20.
Revenue from commissions comprise the vast majority of revenues. Revenue from Adjacent Services is growing faster than the overall revenue growth rate, but off a small base. Revenue from Adjacent Services comprised less than 1% of revenues in 1Q21.
GAAP NET LOSS
Our 1Q21 GAAP Net Loss included a one-time non-cash stock-based compensation charge of $149 million related to restricted stock units for which the liquidity-based vesting condition was satisfied upon our IPO. Net Loss was $212 million in 1Q21 compared to Net Loss of $133 million. Excluding the impact of this charge, 1Q21 Non-GAAP Net Loss was $64 million, an improvement of $69 million year-over-year.

2021 Q1 SHAREHOLDER LETTER 8
1Q21 FINANCIAL UPDATE
ADJUSTED EBITDA1
Adjusted EBITDA was a loss of $31 million in 1Q21, an improvement compared to a loss of $102 million in 1Q20. The improvement in Adjusted EBITDA was due to continued strong revenue growth and the operating leverage in our business. Adjusted EBITDA margin improved to (2.7%) in 1Q21 compared to (16.5%) in 1Q20.
$11
Adjusted EBITDA $ in millions
($8)
($31)
($56)
($102)
1Q20 2Q20 3Q20 4Q20 1Q21 % of Revenue (16.5%) (8.3%) 0.9% (0.7%) (2.7%)
OPERATING EXPENSES
Operating expenses in 1Q21 included $168 million of stock-based compensation expense, which is excluded from Adjusted EBITDA. The increase in stock-based compensation expense was driven by a one-time acceleration of $149 million related to restricted stock units for which the liquidity-based vesting condition was satisfied upon our IPO.
Excluding the impact of stock-based compensation, operating expenses as a percentage of revenue declined on a year-over-year basis in all categories on a Non-GAAP basis1.
COMMISSIONS AND OTHER RELATED EXPENSE (“C&O”)
C&O in 1Q21 was $942 million, or 84.6% of revenue. Non-GAAP C&O was $898 million, or 80.6% of revenue, an improvement of 80 basis points compared to the prior year period. The 80 basis point improvement was due to the change in mix of the commission arrangements we have with our agents and changes in geographic mix. C&O incorporates the tech and resource fee paid by agents to utilize the platform, a contra-expense, which increased during the quarter.
SALES AND MARKETING EXPENSES (“S&M”)
S&M in 1Q21 was $111 million, or 10.0% of revenue. Non-GAAP S&M was $102 million, or 9.2% of revenue, an improvement of 710 basis points compared to the prior year period. The 710 basis point improvement was due to economies of scale as we were able to grow revenue more quickly than S&M costs.
1 See Adjusted EBITDA to Net Loss Reconciliation

2021 Q1 SHAREHOLDER LETTER 9

1Q21 FINANCIAL UPDATE

OPERATING EXPENSES

OPERATIONS AND SUPPORT EXPENSES ("O&S")

O&S in 1Q21 was $70 million, or 6.3% of revenue. Non-GAAP O&S was $64 million, or 5.7% of revenue, an improvement of 330 basis points compared to the prior year period. The 330 basis point improvement was due to economies of scale as we were able to grow revenue more quickly than O&S costs required to support our agents.

RESEARCH AND DEVELOPMENT EXPENSE ("R&D")

R&D in 1Q21 was $97 million, or 8.7% of revenue. Non-GAAP R&D was $47 million, or 4.2% of revenue, an improvement of 190 basis points compared to the prior year period. The 190 basis point improvement was due to economies of scale as we were able to grow revenue more quickly than increased personnel-related costs and other investments in our technology platform. Investments in R&D drive enhanced productivity for our agents and contribute to improvements in operating leverage across all other expense line items.

GENERAL AND ADMINISTRATIVE EXPENSES ("G&A")

G&A in 1Q21 was $93 million, or 8.3% of revenue. Non-GAAP G&A was $34 million, or 3.0% of revenue, an improvement of 80 basis points compared to the prior year period. The 80 basis point improvement was due to economies of scale as we were able to grow revenue more quickly than higher personnel and other costs related to being a public company.



Non-GAAP Operating Expenses as % of Revenue
C&O
Commisions & Other Related
S&M
Sales & Marketing
O&S
Operations & Support
R&D
Research & Development
G&A
General & Administrative
(80) bps
(710) bps
(330) bps
(190) bps
(80) bps
YOY MARGIN IMPROVEMENT
81.4%
80.6%
16.3%
9.2%
9.0%
5.7%
6.1%
4.2%
3.8%
3.0%
1Q20 1Q21
1Q20 1Q21
1Q20 1Q21
1Q20 1Q21
1Q20 1Q21

2021 Q1 SHAREHOLDER LETTER 10

1Q21 OPERATIONAL UPDATE

In 1Q21, we had 9,812 Average Principal Agents close 40,268 Total Transactions worth $43.8 billion of Gross Transaction Value.

AVERAGE NUMBER OF PRINCIPAL AGENTS

Average Number of Principal Agents in 1Q21 grew to 9,812, an increase of 602 from 4Q20 and 1,661 from 1Q20. The increase in Average Principal Agents was 20% compared to the prior year period. The principal agent additions came in both new and existing markets with approximately 38% electing to become Compass Anywhere agents.


Average Number of Principal Agents
2,694
6,787
8,686
2018
2019
2020
+20%
8,151
9,812
1Q20
1Q21

Compass principal agents continued to increase their productivity through their use of the platform in 1Q21. Transactions per Average Principal Agent increased by 39% year-over-year in 1Q21.

TOTAL TRANSACTIONS[1]

Compass agents closed 40,268 Total Transactions in 1Q21, up 67% compared to 1Q20. This was the highest number of Total Transactions for a first quarter in our history and the third highest ever (after 4Q20 and 3Q20). Growth in Total Transactions in 1Q21 was due to a combination of new agents joining the platform, enhanced productivity for existing agents already on the platform, and a robust housing market.

While the real estate market grew transactions by 14%[2] in 1Q21, we grew our Total Transactions by 67% and Transactions per Principal Agent by 39%.


Total Transactions
27,188
87,158
144,784
2018
2019
2020
+67%
24,111
40,268
1Q20
1Q21

Average Transaction Value ("ATV"), which is Gross Transaction Value divided by Total Transactions, increased by over 4% year-over-year to $1.1 million in 1Q21, reflecting strong housing demand, particularly in the luxury segment, paired with a limited supply of inventory. This was the second consecutive quarter in which ATV increased on a year-over-year basis.

[1] We calculate transactions by taking the sum of all transactions closed on the Compass platform in which our agent represented the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction. | [2] NAR data as of March 2021.

202 1 Q1 SHAREHOLDER L ET TER 11
GROSS TRANSACTION VALUE1
Gross Transaction Value, the sum of all the transactions flowing through our platform, was $43.8 billion in 1Q21, up 75% compared to 1Q20. This was a record for a first quarter, reflecting strong transaction volume, higher average transaction values, and higher productivity per principal agent. 2018 2019 2020 1Q20 1Q21
$151.7
$25.1
$43.8
$97.5
$33.7
+75%
1 Gross Transaction Value is the sum of all closing sale prices for homes transacted by agents on the Compass platform (excluding rental transactions). We include the value of a single transaction twice when our agents serve both the home buyer and home seller in the transaction.
1
States: 20
Markets: 47
New
England
Chicago
New York
Philadelphia
Washington DC
South Florida
Atlanta
Nashville
Houston
Dallas
Austin
San Diego
Hawaii
Southern
California
San Francisco
Bay Area
Seattle Colorado
Baltimore
Rhode Island
Delaware
Tampa
States: 20
Markets: 47
New
England
Chicago
New York
Philadelphia
Washington DC
South Florida
Atlanta
Nashville
Houston
Dallas
Austin
San Diego
Hawaii
Southern
California
San Francisco
Bay Area
Seattle Colorado
Baltimore
Rhode Island
Delaware
Tampa
Gross Transaction Value
$ in billions
1Q21
OPERATIONAL
UPDATE

2021 Q1 SHAREHOLDER LETTER 12

1Q21 OPERATIONAL UPDATE

ADJACENT SERVICES

We made significant progress in expanding our adjacent services business in 1Q21. Our extensive network of top performing agents and their transactions create an opportunity to capture more spend in the real estate ecosystem adjacent to the transaction. Today, we offer services in title and escrow and digital marketing, and we plan to provide mortgage and other adjacent services in the future.

In 1Q21, we continued to expand our Title and Escrow business through organic growth and acquisition. In February 2021, we acquired KVS Title, a leading title company serving the Washington DC metropolitan area. With the addition of KVS Title, Compass' closing services portfolio now operates in California, Florida, Washington state, Maryland, Virginia, and Washington DC. We expect to continue to scale our Title and Escrow business in existing geographies as well as enter into new markets going forward.

MARKET EXPANSION

In 1Q21, we entered 3 new markets (Rhode Island, Delaware and Tampa, Florida), bringing total markets served to 47 at the end of the quarter. Compass operates real estate brokerage services in 20 states. At the end of 1Q21, Compass had a national market share of 5.2%, up from 3.8% in the prior year period[1].

We also expanded our presence in multiple existing markets. We believe existing market expansion is a cost-effective tool to acquire both new agents and new clients as it builds on our brand presence and operational footprint in the market.


States: 20
Markets: 47
Seattle
Colorado
Chicago
New England
Rhode Island
New York
Philadelphia
Delaware
Baltimore
Washington DC
San Francisco Bay Area
Southern California
San Diego
Hawaii
Austin
Dallas
Houston
Nashville
Atlanta
Tampa
South Florida

[1] We calculate our market share by dividing our Gross Transaction Value, or the total dollar value of transactions closed by agents on our platform, by two times (to account for the sell-side and buy-side of each transaction) the aggregate dollar value of U.S. existing home sales as reported by NAR.

2021 Q1 SHAREHOLDER LETTER

13

1Q21 PLATFORM UPDATE

OVERVIEW

Compass' proprietary technology platform enables Compass agents to deliver an exceptional experience to buyer and seller clients. It makes our agents more productive, allowing them to drive increased transaction volume by using technology to accelerate, automate, and simplify many of the routine tasks an agent performs on a daily basis. It also uses artificial intelligence and machine learning to better analyze the data sets, yielding better outcomes for our agents and their clients.

We continue to invest in the platform, adding new engineers to build out the depth and breadth of the platform for our agents. We currently employ over 850 engineers, designers and product managers in New York, Washington DC, Seattle, and Hyderabad.

Usage on the platform continues to increase. In 1Q21, total sessions on the platform grew by 120% year-over-year as both agents and their clients saw the advantages of discovering, collaborating, and transacting homes in a digital setting.

+120%

Year-Over-Year Growth in Total Sessions on Platform

In 1Q21, 91% of our agent teams used our proprietary technology platform weekly, up 5 percentage points from the prior year period. The ratio of daily active users to weekly active users ("DAU/WAU") was 69%, up 7 percentage points from the prior year period.

91%

of Agent Teams Used Platform Weekly

69%

Ratio of DAU/WAU

We are also continuing to enhance the platform to create an increasingly differentiated experience for our agents, rapidly incorporating their direct feedback. In 1Q21, new product introductions included Business Tracker and enhancements to Likely to Sell among many others.

- Business Tracker allows agents to visualize their entire pipeline - leads, buyers, and sellers, all from one place. Prior to Business Tracker, agents managed their pipeline on a piece of paper, but now can do it within the platform. They can view details about each transaction, from list to contract to close. This saves agents time and reduces their reliance on staff or other third party software to compile.

2021 Q1 SHAREHOLDER LETTER 14

1Q21 PLATFORM UPDATE

- Likely to Sell, our AI-powered recommendation engine, predicts which properties are most likely to sell. It incorporates data like property details, pricing history and mortgage status to rate how likely a property is to sell in the next 12 months. Agents are then alerted to reach out to these contacts, helping them to win the listing before competing agents even know the property is in play. Likely To Sell recommendations result in a 61% higher win rate for our agents, compared to properties we did not identify as likely to sell.

Our platform is proprietary and built in-house, but we look for opportunities to accelerate our product roadmap when there is an opportunity to acquire a technology that agents love. The acquisition of Glide, which closed last week, is a great example. Glide is a fast-growing software services platform that provides Compass and non-Compass agents with critical transaction management tools such as offer and transaction management, digitization of key forms, eSignature and digital disclosures. Glide is used by tens of thousands of real estate agents in California and we plan to expand its reach among agents, both within and outside of Compass, to more states across the country.


COMPASS

2021 Q1 SHAREHOLDER LETTER 15

AGENT TESTIMONIAL



AGENT TESTIMONIAL: **BEN PARAS**

"Before joining Compass I was a top producing agent, but my old brokerage was not an early adopter of technology. I wanted to find quicker and more efficient ways to conduct my business so I ended up spending a lot of money on external vendors. It became a big obstacle for me. And then when I came to Compass, I was like a kid in a candy store. With Compass, I now save a ton of time and am able to run my business more proficiently. Everything is so seamless on the Compass platform, and it gives me reassurance that Compass is constantly evolving their technology to better support its agents. Their approach is to listen to what we need, not just to create a shiny new toy. The platform is truly agent-focused, and I've been able to grow my business, get more time back, and provide more value to my clients because of it."

4

Team Members

3

Years at Compass

$675K

In Commissions in 2020

2021 Q1 SHAREHOLDER LETTER 16
CASH
At the end of 1Q21, Compass had cash and cash equivalents of $330 million. This amount does not incorporate aggregate proceeds raised in our initial public offering of $450 million, net of fees, as that event occurred after quarter end.
DEBT
Compass currently has two credit facilities in place: a $75 million Concierge Credit Facility, and a $350 million Revolving Credit Facility. The Concierge Credit Facility is a credit facility solely used to finance our Compass Concierge Program. At the end of 1Q21, the Concierge Credit Facility had drawn down $10 million and the Revolving Credit Facility had no amount outstanding.
FREE CASH FLOW1
Free Cash Flow is defined as Net Cash Used in Operating Activities less capital expenditures. In 1Q21, Free Cash Flow was a loss of $57 million, an improvement of $120 million compared to a loss of $177 million in 1Q20.
CONCIERGE
Compass Concierge is a program in which we provide home sellers access to interest-free capital to front the cost of home improvement services and is designed to increase the sale value of the home and decrease its time on market. Since inception, Concierge has been used on more than 17,500 projects with a total project value through the end of 1Q21 of $470 million, yielding an average project size of approximately $26,000.
1 See Reconciliation of Operating Cash Flows to Free Cash Flow
1Q21
BALANCE
SHEET &
CASH FLOW
STATEMENT
UPDATE

2021 Q1 SHAREHOLDER LETTER
GUIDANCE We expect 2021 to be a very strong year for the residential housing market and our agents.
Based on our current outlook, Compass expects:
• 2Q21 revenues of $1.5 billion to $1.6 billion. At the midpoint, this implies YOY growth of 127% in 2Q20. We expect the strong housing market to continue in 2Q20 as we lap the COVID impact in the second quarter of last year.
• 2Q21 Adjusted EBITDA loss of $(10) million to $10 million. At the midpoint, this implies we are breakeven for 2Q21. We expect to continue to drive operating leverage in the business.
• FY2021 revenues of $5.35 billion to $5.55 billion. At the midpoint, this implies growth of 46% in FY 2021.
• FY2021 Adjusted EBITDA loss of $(245) million to $(225) million. At the midpoint, this implies an Adjusted EBITDA margin of (4.3%). Given the momentum in our business, we see a compelling opportunity to continue investing to drive in future growth while also laying the groundwork for better unit economics and expansion of adjacent services, where long-term Adjusted EBITDA margins are strong, as well as investment in R&D, to drive higher agent productivity and reduce the marginal cost per agent. We expect these areas will support our their clients, and substantially increase our total addressable market.
We have not reconciled our guidance for Adjusted EBITDA to Net Loss because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

2021 Q1 SHAREHOLDER LETTER 18

FINANCIAL TABLES

CONDENSED CONSOLIDATED BALANCE SHEETS *(in millions, unaudited)*

	March 31, 2021	December 31, 2020
Assets		
Current Assets		
Cash and Cash Equivalents	$329.6	$440.1
Accounts Receivable, Net of Allowance	58.3	54.8
Compass Concierge Receivables, Net of Allowance	48.3	49.5
Other Current Assets	66.0	54.9
Total Current Assets	502.2	599.3
Property and Equipment, Net	144.2	141.7
Operating Lease Right-of-Use Assets	436.6	426.6
Intangible Assets, Net	79.2	45.6
Goodwill	154.5	119.8
Other Non-Current Assets	50.5	32.1
Total Assets	$1,367.2	$1,365.1
Liabilities, Convertible Preferred Stock and Stockholders' Deficit		
Current Liabilities		
Accounts Payable	$39.9	$36.6
Commissions Payable	55.3	62.0
Accrued Expenses and Other Current Liabilities	128.2	106.8
Current Lease Liabilities	73.3	68.1
Concierge Credit Facility	10.2	8.4
Total Current Liabilities	306.8	281.9
Non-Current Lease Liabilities	441.8	435.9
Other Non-Current Liabilities	26.7	23.5
Total Liabilities	775.4	741.3
Convertible Preferred Stock	1,419.1	1,486.7
Stockholders' Deficit		
Common Stock	—	—
Additional Paid-In Capital	486.0	238.0
Accumulated Deficit	(1,313.3)	(1,100.9)
Total Stockholders' Deficit	(827.3)	(862.9)
Total Liabilities, Convertible Preferred Stock and Stockholders' Deficit	$1,367.2	$1,365.1

2021 Q1 SHAREHOLDER LETTER 19

FINANCIAL TABLES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS *(in millions, except share and per share data, unaudited)*

	Three Months Ended March 31, 2021	2020
Revenue	$1,113.9	$619.9
Operating Expenses:		
Commissions and Other Related Expense[1]	942.2	508.8
Sales and Marketing[1]	111.3	106.5
Operations and Support[1]	70.0	61.1
Research and Development[1]	96.6	38.8
General and Administrative[1]	92.9	26.5
Depreciation and Amortization	13.5	12.4
Total Operating Expenses	1,326.5	754.1
Loss From Operations	(212.6)	(134.2)
Investment Income, Net	—	1.5
Interest Expense	(0.5)	—
Loss Before Income Taxes	(213.1)	(132.7)
Benefit From Income Taxes	0.7	—
Net Loss	$(212.4)	$(132.7)
Net Loss Per Share Attributed to Common Shareholders, Basic and Diluted	$(1.67)	$(1.22)
Weighted-Average Shares Used in Computing Net Loss Per Share Attributed to Common Stockholders, Basic and Diluted	126,917,284	108,764,426

[1]Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2021
	IPO Related Expense	Other Expense	Total	
Commissions and Other Related Expense	$41.7	$2.9	$44.6	$4.1
Sales and Marketing	1.8	7.2	9.0	2.9
Operations and Support	3.1	1.9	5.0	0.8
Research and Development	46.9	2.6	49.5	0.5
General and Administrative	55.0	4.4	59.4	2.8
Total Stock-Based Compensation Expense	$148.5	$19.0	$167.5	$11.1

2021 Q1 SHAREHOLDER LETTER 20

FINANCIAL TABLES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS *(in millions, unaudited)*

	Three Months Ended March 31, 2021	2020
Operating Activities		
Net Loss	$(212.4)	$(132.7)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:		
Depreciation and Amortization	13.5	12.4
Stock-Based Compensation	167.5	11.1
Changes in Estimated Acquisition Related Contingent Consideration	(3.2)	0.7
Bad Debt Expense	3.0	6.3
Amortization of Debt Issuance Costs	0.3	—
Changes in Operating Assets and Liabilities:		
Accounts Receivable	(2.0)	(8.1)
Compass Concierge Receivables	(0.7)	(60.8)
Other Current Assets	(10.7)	3.8
Other Non-Current Assets	(7.4)	(4.2)
Operating Lease Right-of-Use Assets and Operating Lease Liabilities	1.1	11.8
Accounts Payable	(3.9)	(5.4)
Commissions Payable	(7.9)	1.5
Accrued Expenses and Other Liabilities	15.5	(4.1)
Net Cash Used in Operating Activities	(47.3)	(167.7)
Investing Activities		
Proceeds From Sales and Maturities of Marketable Securities	—	17.3
Capital Expenditures	(10.0)	(9.3)
Payments for Acquisitions, Net of Cash Acquired	(59.2)	0.3
Net Cash (Used In) Provided by Investing Activities	(69.2)	7.7
Financing Activities		
Proceeds From Issuance of Convertible Preferred Stock, Net of Issuance Costs	—	1.0
Proceeds From Exercise and Early Exercise of Stock Options	14.4	0.2
Proceeds From Drawdowns on Concierge Credit Facility	6.3	—
Repayments of Drawdowns on Concierge Credit Facility	(4.5)	—
Payments of Contingent Consideration Related to Acquisitions	(6.3)	—
Payments of Debt Issuance Costs for the Revolving Credit and Guaranty Agreement	(1.4)	—
Payments of Deferred Offering Costs	(2.5)	—
Net Cash Provided by Financing Activities	6.0	1.2
Net Decrease in Cash and Cash Equivalents	(110.5)	(158.8)
Cash and Cash Equivalents at Beginning of Period	440.1	491.7
Cash and Cash Equivalents at End of Period	$329.6	$332.9

2021 Q1 SHAREHOLDER LETTER
FINANCIAL ADJUSTED EBITDA TO NET LOSS RECONCILIATION
TABLES
(in millions, unaudited)
Three Months Ended March 31,
2021 2020
Net Loss $(212.4) $(132.7)
Adjusted to Exclude the following:
Depreciation and Amortization 13.5 12.4 Investment Income, Net — (1.5) Interest Expense 0.5 — Stock-Based Compensation 167.5 11.1 Benefit From Income Taxes (0.7) — Restructuring Charges1 — 6.6
2 1.0 2.0 Adjusted EBITDA $(30.6) $(102.1)
1For the three months ended March 31, 2020, restructuring charges included $5.4 million in severance expense and $1.2 million in lease termination costs. The Company did not recognize any restructuring charges during the three months ended March 31, 2021.
2For the three months ended March 31, 2021 and 2020, acquisition-related expenses includes a $(3.2) million gain and a $0.7 million loss, respectively, as a result of changes in the fair value of contingent consideration and $4.2 million and $1.3 million, respectively, in expenses related to acquisition consideration treated as compensation expense over the underlying retention periods.
RECONCILIATION OF OPERATING CASH FLOWS TO FREE CASH FLOW
Three Months Ended March 31,
2021 2020
Net Cash Used in Operating Activities $(47.3) $(167.7)
Less: (10.0) (9.3)
Free Cash Flow $(57.3) $(177.0)

2021 Q1 SHAREHOLDER LETTER 22

FINANCIAL TABLES

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

(in millions, unaudited)

	Three Months Ended March 31, 2021				
	Commissions and Other Related Expense	Sales and Marketing	Operations and Support	Research and Development	General and Administrative
GAAP Basis	$942.2	$111.3	$70.0	$96.6	$92.9
Adjusted to Exclude the Following:					
Stock-based Compensation	(44.6)	(9.0)	(5.0)	(49.5)	(59.4)
Restructuring Charges	—	—	—	—	—
Acquisition-Related Expenses	—	—	(1.0)	—	—
Non-GAAP Basis	$897.6	$102.3	$64.0	$47.1	$33.5

	Three Months Ended March 31, 2020				
	Commissions and Other Related Expense	Sales and Marketing	Operations and Support	Research and Development	General and Administrative
GAAP Basis	$508.8	$106.5	$61.1	$38.8	$26.5
Adjusted to Exclude the Following:					
Stock-based Compensation	(4.1)	(2.9)	(0.8)	(0.5)	(2.8)
Restructuring Charges	—	(2.7)	(2.8)	(0.7)	(0.4)
Acquisition-Related Expenses	—	—	(2.0)	—	—
Non-GAAP Basis	$504.7	$100.9	$55.5	$37.6	$23.3

KEY BUSINESS METRICS AND NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31,	
	2021	2020
Total Transactions	40,268	24,111
Gross Transaction Value (in billions)	$43.8	$25.1
Average Number of Principal Agents	9,812	8,151
Net Loss (in millions)	$(212.4)	$(132.7)
Net Loss Margin	(19.1)%	(21.4)%
Adjusted EBITDA (in millions)	$(30.6)	$(102.1)
Adjusted EBITDA Margin	(2.7)%	(16.5)%

2021 Q1 SHAREHOLDER LETTER 23
LEGAL SAFE HARBOR STATEMENT
DISCLAIMER This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Compass and its market opportunity, including expected financial results for the second quarter and full year of 2021, expectations regarding the impact of the COVID-19 pandemic on our business and industry, and expectations for our future investment in our business. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Compass as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our rapid growth and rate of growth; our net losses and ability to achieve or sustain profitability in the future; our ability to innovate and continuously improve and expand our platform; the impact of the COVID-19 pandemic on our business; our ability to compete successful in the markets in which we operate; the effect of monetary policies of the federal government and its agencies; any decreases in our gross commission income or the percentage of commissions that we collect; our ability to expand our business and offer additional adjacent services; fluctuation of our quarterly results and other operating metrics; our ability to successfully complete acquisitions and integrate target companies; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of COVID-19 on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.
Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Prospectus filed with the SEC on April 1, 2021 and our other SEC filings, which are available on the Investor Relations page of our website at investors.compass.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 when filed. All forward-looking statements contained herein based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.
Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Compass on the date hereof, and Compass assumes no obligation to update such statements.
NON-GAAP FINANCIAL MEASURES
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Non-GAAP Net Loss, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow and Non-GAAP Operating Expenses, (collectively referred to as “Non-GAAP Financial Measures”), in this Shareholder Letter. Our use of Non-GAAP Financial Measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
Compass uses Non-GAAP Financial Measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

2021 Q1 SHAREHOLDER LETTER
LEGAL DISCLAIMER
NON-GAAP FINANCIAL MEASURES (CONTINUED)
We believe Non-GAAP Financial Measures are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Non-GAAP Financial Measures have limitations as analytical tools, therefore you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Because of these limitations, you should consider Non-GAAP Financial Measures alongside other financial performance measures, including Net Loss and our other GAAP results. In evaluating Non-GAAP Financial Measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this Shareholder Letter. Our presentation of Non-GAAP Financial Measures should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Non-GAAP Financial Measures. Non-GAAP Financial Measures are not presented in accordance with GAAP and the use of these terms varies from others in our industry.
Reconciliations of these Non-GAAP Financial Measures has been provided in the financial statement tables included in this Shareholder Letter and investors are encouraged to review these reconciliations.
ABOUT COMPASS
Founded in 2012, Compass is a leading real estate technology company, providing an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.compass.com.

2021 Q1 SHAREHOLDER LETTER compass.com
INVESTOR CONTACT
Ben Barrett
646.621.3142
ben.barrett@compass.com
MEDIA CONTACT
Chris O’Brien
917.626.2345
chris.obrien@compass.com
COMPASS